UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2018

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Subsidiary Employment Agreement

As a result of the acquisition by Vitality Biopharma, Inc., a Nevada corporation (the “Company”), of 100% of the capital stock of Summit Healthtech, Inc., a Nevada corporation now known as Vitality Healthtech, Inc. (“Vitality Healthtech”) as of October 22, 2018 and as described on the Company’s Current Report on Form 8-K filed on October 23, 2018, Vitality Healthtech became a wholly-owned subsidiary of the Company. In connection therewith, the Company, through Vitality Healthtech, added a new employee, Dr. Arif Karim, whose employment agreement is material to the operations of the Company.

Pursuant to the Executive Employment Agreement dated October 12, 2018, by and between Vitality Healthtech and Dr. Karim, Dr. Karim was hired to serve as the Chief Medical Officer of Vitality Healthtech for a three (3) year term. After the first twelve (12) months of employment, Dr. Karim’s employment will be “at will” and may be terminated by Vitality Healthtech at any time, without advance notice, for any reason. Dr. Karim may terminate his employment with Vitality Healthtech at any time for any reason upon four (4) weeks’ advance written notice.

The Executive Employment Agreement provides for the following compensation arrangements: (1) a base salary of at least $240,000 per year, commencing on October 1, 2018, subject to review and adjustment from time to time in the sole discretion of Vitality Healthtech; (2) incentive payments of $5,000 for each high-impact or national media appearance, podcast appearance, scientific or health care conference presentation or other media or conference event or appearance related to Vitality Healthtech’s business or the business of any successor entity, up to an annual maximum of $50,000 and subject to advance written agreement by Vitality Healthtech and Dr. Karim; and (3) an incentive payment in the amount of $25,000 if profitable operation of Vitality Healthtech’s clinics occurs while enrolling at least 200 patients annually, or in the amount of $50,000 if profitable operation of Vitality Healthtech’s clinics occurs while enrolling more than 1,000 patients annually. The number of patients required to meet the incentive targets will be modified each year in a reasonable manner based on Vitality Healthtech’s growth expectations, and agreed upon in advance by Dr. Karim and Vitality Healthtech. If Dr. Karim’s employment is terminated by Vitality Healthtech for any reason other than Cause, Death or Disability (as defined in the Executive Employment Agreement), or if Dr. Karim terminates his employment with Vitality Healthtech for Good Reason (as defined in the Executive Employment Agreement), Dr. Karim will be eligible to receive a severance payment in an amount equal to six (6) months of his then-current base salary, payable in the form of salary continuation and subject to reduction for any remuneration paid to Dr. Karim from other employment or self-employment during such severance period.

The foregoing description of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Executive Employment Agreement, dated October 12, 2018, between Vitality Healthtech and Dr. Arif Karim.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: October 26, 2018	By:	/s/ Robert Brooke
	Name:	Robert Brooke
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Executive Employment Agreement, dated October 12, 2018, between Vitality Healthtech and Dr. Arif Karim.

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